SUB-ITEM 77Q1(E)

                             MEMORANDUM OF AGREEMENT
                              (EXPENSE LIMITATIONS)

     This Memorandum of Agreement is entered into as of the Effective Date on the attached exhibits (the "Exhibits"), between Invesco Van Kampen Advantage Municipal Income Trust II, Invesco Van Kampen Bond Fund, Invesco Van Kampen California Value Municipal Income Trust, Invesco Van Kampen Dynamic Credit Opportunities Fund, Invesco Van Kampen Exchange Fund, Invesco Van Kampen High Income Trust II, Invesco Van Kampen Massachusetts Value Municipal Income Trust, Invesco Van Kampen Municipal Opportunity Trust, Invesco Van Kampen Municipal Trust, Invesco Van Kampen Ohio Quality Municipal Trust, Invesco Van Kampen Pennsylvania Value Municipal Income Trust, Invesco Van Kampen Select Sector Municipal Trust, Invesco Van Kampen Senior Income Trust, Invesco Van Kampen Senior Loan Fund, Invesco Van Kampen Trust for Insured Municipals, Invesco Van Kampen Trust for Investment Grade Municipals, Invesco Van Kampen Trust for Investment Grade New Jersey Municipals and Invesco Van Kampen Trust for Investment Grade New York Municipals (each a "Trust" or, collectively, the "Trusts"), on behalf of the funds listed on the Exhibits to this Memorandum of Agreement (the "Funds"), and Invesco Advisers, Inc. ("Invesco"). Invesco shall and hereby agrees to waive fees or reimburse expenses of each Fund, on behalf of its respective classes as applicable, severally and not jointly, as indicated in the attached Exhibit.

     For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and Invesco agree as follows:

     For the Contractual Limits (listed in Exhibit A), the Trusts and Invesco agree until at least the expiration date set forth on the attached Exhibit A (the "Expiration Date") that Invesco will waive its fees or reimburse expenses to the extent that total annual fund operating expenses after fee waiver and/or expense reimbursement of a class of a Fund (excluding (i) interest; (ii) taxes;
(iii) dividend expense on short sales; (iv) extraordinary or non-routine items;
(v) expenses that each Fund has incurred but did not actually pay because of an expense offset arrangement, if applicable) exceed the rate, on an annualized basis, set forth on the Exhibits of the average daily net assets allocable to such class. Acquired fund fees and expenses are not fees or expenses incurred by a fund directly but are expenses of the investment companies in which a fund invests. These fees and expenses are incurred indirectly through the valuation of a fund's investment in these investment companies. Acquired fund fees and expenses are required to be disclosed and included in the total annual fund operating expenses in the prospectus fee table. As a result, the net total annual fund operating expenses shown in the prospectus fee table may exceed the expense limits reflected in Exhibit A. With regard to the Contractual Limits, the Board of Trustees of the Trust and Invesco may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent. Invesco will not have any right to reimbursement of any amount so waived or reimbursed.

     For the Contractual Limits, each of the Trusts and Invesco agree to review the then-current expense limitations for each class of each Fund listed on the Exhibits on a date prior to the Expiration Date to determine whether such limitations should be amended, continued or terminated. The expense limitations will expire upon the Expiration Date unless the Trusts and Invesco have agreed to continue them. The Exhibits will be amended to reflect any such agreement.

     It is expressly agreed that the obligations of each Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of each Fund, as provided in each Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Trusts, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Trusts acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust's Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, each of the Trusts and Invesco have entered into this Memorandum of Agreement as of the Effective Dates on the attached Exhibits.

                                                               SUB-ITEM 77Q1(E)

INVESCO VAN KAMPEN ADVANTAGE MUNICIPAL INCOME TRUST II
INVESCO VAN KAMPEN BOND FUND
INVESCO VAN KAMPEN CALIFORNIA VALUE MUNICIPAL INCOME TRUST
INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND
INVESCO VAN KAMPEN EXCHANGE FUND
INVESCO VAN KAMPEN HIGH INCOME TRUST II
INVESCO VAN KAMPEN MASSACHUSETTS VALUE MUNICIPAL INCOME TRUST
INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST
INVESCO VAN KAMPEN MUNICIPAL TRUST
INVESCO VAN KAMPEN OHIO QUALITY MUNICIPAL TRUST
INVESCO VAN KAMPEN PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST
INVESCO VAN KAMPEN SELECT SECTOR MUNICIPAL TRUST
INVESCO VAN KAMPEN SENIOR INCOME TRUST
INVESCO VAN KAMPEN SENIOR LOAN FUND
INVESCO VAN KAMPEN TRUST FOR INSURED MUNICIPALS
INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE MUNICIPALS
INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW JERSEY MUNICIPALS INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS on behalf of the Funds listed in the Exhibits to this Memorandum of Agreement


By: /s/ John M. Zerr

Title:   Senior Vice President


INVESCO ADVISERS, INC.


By: /s/ John M. Zerr

Title:   Senior Vice President
                                                         as of November 16, 2010

                          EXHIBIT "A" - RETAIL FUNDS(1)

               INVESCO VAN KAMPEN ADVANTAGE MUNICIPAL INCOME TRUST

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Advantage Municipal
   Income Trust                    Contractual    1.05%          June 1, 2010     June 30, 2012

                          INVESCO VAN KAMPEN BOND FUND

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Bond Fund               Contractual    0.58%          June 1, 2010     June 30, 2012

           INVESCO VAN KAMPEN CALIFORNIA VALUE MUNICIPAL INCOME TRUST

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK California Value
   Muni Income Trust               Contractual    1.05%          June 1, 2010     June 30, 2012

              INVESCO VAN KAMPEN DYNAMICS CREDIT OPPORTUNITIES FUND

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Dynamics Credit
   Opportunities Fund              Contractual    2.22%          June 1, 2010     June 30, 2012

                        INVESCO VAN KAMPEN EXCHANGE FUND

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Exchange Fund           Contractual    0.52%          June 1, 2010     June 30, 2012

                     INVESCO VAN KAMPEN HIGH INCOME TRUST II

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK High Income Trust II    Contractual    2.02%          June 1, 2010     June 30, 2012

         INVESCO VAN KAMPEN MASSACHUSETTES VALUE MUNICIPAL INCOME TRUST

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Massachusetts Value
   Municipal Income Trust          Contractual    1.18%          June 1, 2010     June 30, 2012

                                                         as of November 16, 2010

                INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITIES TRUST

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Municipal
   Opportunities Trust             Contractual    1.03%          June 1, 2010     June 30, 2012

                       INVESCO VAN KAMPEN MUNICIPAL TRUST

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Municipal Trust         Contractual    0.94%          June 1, 2010     June 30, 2012

                 INVESCO VAN KAMPEN OHIO QUALITY MUNICIPAL TRUST

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Ohio Quality
   Municipal Trust                 Contractual    1.02%          June 1, 2010     June 30, 2012

          INVESCO VAN KAMPEN PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Pennsylvania Value
   Municipal Income Trust          Contractual    0.98%          June 1, 2010     June 30, 2012

                 INVESCO VAN KAMPEN SELECT SECTOR MUNICIPAL RUST

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Select Sector
   Municipal Trust                 Contractual    1.07%          June 1, 2010     June 30, 2012

                     INVESCO VAN KAMPEN SENIOR INCOME TRUST

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Senior Income Trust     Contractual    2.07%          June 1, 2010     June 30, 2012

                       INVESCO VAN KAMPEN SENIOR LOAN FUND

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Senior Loan Fund
   Class A                         Contractual    1.53%(2)       June 1, 2010     June 30, 2012
   Class B                         Contractual    2.28%(2)       June 1, 2010     June 30, 2012
   Class C                         Contractual    2.28%(2)       June 1, 2010     June 30, 2012
   Class IB                        Contractual    1.53%          June 1, 2010     June 30, 2012
   Class IC                        Contractual    1.53%(2)       June 1, 2010     June 30, 2012

                                                         as of November 16, 2010

                 INVESCO VAN KAMPEN TRUST FOR INSURED MUNICIPALS

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Trust for Insured
   Municipals                      Contractual    1.10%          June 1, 2010     June 30, 2012

            INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE MUNICIPALS

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Trust for Investment
   Grade Municipals                Contractual    0.99%          June 1, 2010     June 30, 2012

       INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW JERSEY MUNICIPALS

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Trust for Investment
   Grade New Jersey Municipals     Contractual    1.08%          June 1, 2010     June 30, 2012

        INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS

                                  CONTRACTUAL/     EXPENSE    EFFECTIVE DATE OF     EXPIRATION
FUND                                VOLUNTARY    LIMITATION     CURRENT LIMIT          DATE
----                              ------------   ----------   -----------------   -------------
Invesco VK Trust for Investment
   Grade New York Municipals       Contractual    1.02%          June 1, 2010     June 30, 2012

(1) The total operating expenses of any class of shares established after the date of this Memorandum of Agreement will be limited to the amount established for Class A Shares plus the difference between the new class 12b-1 rate and the Class A 12b-1 rate.

(2) The expense limit shown is the expense limit after Rule 12b-1 fee waivers by Invesco Distributorors, Inc.